Exhibit 5.4

Amcor plc
83 Tower Road North
Warmley
Bristol BS30 8XP
United Kingdom

Amcor Finance (USA), Inc.
2801 SW 149th Avenue, Suite 350
Miramar, Florida 33027
United States

Amcor UK Finance plc
83 Tower Road North
Warmley
Bristol BS30 8XP
United Kingdom

Amcor Group Finance plc
83 Tower Road North
Warmley
Bristol, BS30 8XP
United Kingdom

Amcor Flexibles North America, Inc.
2301 Industrial Drive
Neenah, Wisconsin 54956
United States

Berry Global Group, Inc.
101 Oakley Street, Evansville
Indiana 47710
United States

Berry Global, Inc.
101 Oakley Street, Evansville
Indiana 47710
United States

Herbert Smith Freehills Kramer LLP
Exchange House
Primrose Street
London EC2A 2EG
T +44 (0)20 7374 8000
F +44 (0)20 7374 0888
DX28 London Chancery Lane

www.hsfkramer.com

Our ref

31075345

Your ref

Date

15 July 2025

Dear Sir or Madam,

Amcor UK Finance plc ("Amcor UK") and Amcor Group Finance plc ("AGF") - Registration Statement on Form S-4 by Amcor UK and AGF

Herbert Smith Freehills Kramer LLP and its subsidiaries and Herbert Smith Freehills, an Australian Partnership, are separate member firms of the international legal practice known as Herbert Smith Freehills Framer.

Herbert Smith Freehills Kramer LLP is a limited liability partnership registered in England and Wales with registered number OC310989. It is authorised and regulated by the Solicitors' Regulation Authority of England and Wales. A list of the members and their professional qualifications is open to inspection at the registered office, Exchange House, Primrose Street, London EC2A 2EG. We use the word partner of Herbert Smith Freehills Kramer LLP to refer to a member of Herbert Smith Freehills Kramer LLP, or an employee or consultant with equivalent standing and qualifications.

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1.	INTRODUCTION

1.1	We have acted as legal advisers to Amcor UK and AGF as to matters of English law in connection with the filing of a shelf registration statement on Form S-4 (the "Registration Statement"), which is to be filed by Amcor UK, AGF, Amcor plc, Amcor Finance (USA), Inc., Amcor Flexibles North America, Inc., Berry Global Group, Inc. and Berry Global, Inc. under the United States Securities Act of 1933, as amended (the "Securities Act"), with the United States Securities and Exchange Commission (the "SEC"), relating to the offers (the "Exchange Offers") by Amcor Flexibles North America, Inc. (the "Issuer") and Amcor UK, AGF, Amcor plc, Amcor Finance (USA), Inc., Amcor Flexibles North America, Inc., Berry Global Group, Inc. and Berry Global, Inc. to exchange: (i) up to U.S.$725,000,000 4.800 per cent. Guaranteed Senior Notes due 2028 (the “Old 2028 Notes”) for a like principal amount of 4.800 per cent. Guaranteed Senior Notes due 2028, the offer of which has been registered under the Securities Act (the “Exchange 2028 Notes”), (ii) up to U.S.$725,000,000 5.100 per cent. Guaranteed Senior Notes due 2030 (the “Old 2030 Notes”) for a like principal amount of 5.100 per cent. Guaranteed Senior Notes due 2030, the offer of which has been registered under the Securities Act (the “Exchange 2030 Notes”), and (iii) up to U.S.$750,000,000 5.500 per cent. Guaranteed Senior Notes due 2035 (the “Old 2035 Notes” and, together with the Old 2028 Notes and the Old 2030 Notes, the “Old Notes”) for a like principal amount of 5.500 per cent. Guaranteed Senior Notes due 2035, the offer of which has been registered under the Securities Act (the “Exchange 2035 Notes,” and, together with the Exchange 2028 Notes and the Exchange 2030 Notes, the “Exchange Notes” and, the Exchange Notes, together with the Old Notes and any additional notes that Amcor Flexibles North America may issue from time to time under the Indenture (as defined below), the “Notes”).

1.2	Amcor UK and AGF have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the "Prospectus").

1.3	In connection with the filing of the Registration Statement, we have been asked by Amcor UK and AGF to give this opinion in respect of certain matters of English law relating to Amcor UK and AGF. We have taken instructions solely from Amcor UK and AGF.

1.4	For the purpose of giving this opinion, we have examined the following documents:

1.4.1	an electronic copy of the Registration Statement (including the prospectus) to be filed by each of Amcor UK and AGF, Amcor plc, Amcor Finance (USA), Inc., Amcor Flexibles North America, Inc., Berry Global Group, Inc. and Berry Global, Inc.;

1.4.2	an electronic copy of the indenture dated 17 March 2025 (the “Original Indenture”), among Amcor Flexibles North America, Inc., as Issuer, Amcor plc, Amcor Finance (USA), Inc., AGF, Amcor UK and Amcor Pty Ltd, as Guarantors, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated 30 April 2025, among Amcor Flexibles North America, Inc., as Issuer, Berry Global Group and Berry Global, as Guarantors, and the Trustee (the “First Supplemental Indenture” and, together with the Original Indenture, the "Indenture");

1.4.3	copies of the Certificate of Incorporation and the Memorandum and Articles of Association of Amcor UK certified as at 15 July 2025 as being a true, complete and up to date copy by an Officer of Amcor UK;

1.4.4	copies of the Certificate of Incorporation and the Memorandum and Articles of Association of AGF certified as at 15 July 2025 as being a true, complete and up to date copy by an Officer of AGF;

1.4.5	a copy of the written resolution of the board of directors of Amcor UK dated 29 April 2025, approving, amongst other things, the filing of the Registration Statement, certified as at 15 July 2025 as being a true, complete and up to date copy by an Officer of Amcor UK; and

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1.4.6	a copy of the written resolution of the board of directors of AGF dated 29 April 2025, approving, amongst other things, the filing of the Registration Statement, certified as at 15 July 2025 as being a true, complete and up to date copy by an Officer of AGF.

1.5	On 15 July 2025, at 10:06 am we carried out a search of the Companies House service operated by the Registrar of Companies in England and Wales in respect of Amcor UK and AGF.

1.6	On 15 July 2025, a search of the Insolvency and Companies List, at the Royal Courts of Justice, was carried out (by us or by CRO Info (a brand name of Company Registrations Online Limited) on our behalf) in relation to Amcor UK and AGF.

1.7	In this opinion, the Registration Statement and the Indenture are together referred to as the "Documents".

1.8	Except as stated above, we have not for the purpose of this opinion examined any agreements, documents or corporate records entered into by or affecting any party or made any other enquiries concerning any party.

2.	SCOPE OF THIS OPINION

2.1	We are solicitors qualified in England and Wales. We express no opinion as to any law other than English law as applied by English courts and reported and in effect on the date of this opinion.

2.2	No opinion is expressed as to matters of fact.

2.3	In this matter, we have taken instructions from Amcor UK and AGF in their capacity as guarantors of the Exchange Notes. We have not received instructions from nor advised the Trustee, any potential holders of Exchange Notes, or any other person (except Amcor UK and AGF) in connection with the Documents or any related document.

2.4	This opinion and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law. This opinion is given on the condition that the courts of England have exclusive jurisdiction to settle any dispute or claim arising out of or in connection herewith (including any non-contractual disputes or claims).

2.5	This opinion is not designed to and is not likely to reveal fraud, misrepresentation, bribery or corruption by any person.

3.	ASSUMPTIONS

This opinion is based upon the assumption (which may or may not be the case) that:

3.1	Authenticity: all documents (including scanned, electronic and copy documents) examined by us are authentic, complete and accurate and all signatures and seals (if any) thereon are genuine;

3.2	Documents up-to-date etc: all documents (including the constitutional documents referred to in paragraphs 1.4.4 and 1.4.5) which we have reviewed are and remain up-to-date, and have not been terminated or rescinded;

3.3	Due incorporation: each party to the Documents (other than Amcor UK and AGF) is duly incorporated under its respective laws of incorporation;

3.4	Due execution: the Documents have been duly executed by the persons authorised by the resolutions passed at the board meeting referred to in paragraphs 1.4.6 and 1.4.7;

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3.5	Extracts: in the case of any document from which extracts only have been supplied to us, the extracts do not reveal a misleading view of the document as a whole;

3.6	Resolutions: the resolutions of the board of directors of (i) Amcor UK referred to in paragraph 1.4.6 and (ii) AGF referred to in paragraph 1.4.7 were validly passed and remain in full force and effect;

3.7	Directors: the directors of each of Amcor UK and AGF have acted in good faith and have complied with their duties under all applicable laws in relation to the approval and entry into of the Documents;

3.8	Solvency: each of Amcor UK and AGF shall be solvent at the time of the execution and delivery of the relevant Document and will not become insolvent as a result of entering into the arrangements contained in the Documents and neither Amcor UK nor AGF have entered (and will not have entered at the time of the issue or guarantee of any Exchange Notes) into any composition or arrangement with its creditors (or any class of them) in any jurisdiction which has not been revealed by the searches referred to in paragraph 1.5 or 1.6;

3.9	Administration etc.: no step has been taken (and will not have been taken at the time of either the execution and delivery of the Indenture or the guarantee of any Exchange Notes) to obtain a moratorium in relation to Amcor UK and AGF or to wind up Amcor UK and AGF or to place either of them into administration and no receiver has been appointed (and will not have been appointed at the time of the guarantee of any Exchange Notes) over or in respect of the assets of Amcor UK and AGF, nor has any analogous procedure or step been taken (and will not have been taken at the time of the issue or guarantee of any Exchange Notes) in any jurisdiction which (in either case) has not been revealed by the searches referred to in paragraph 1.5 or 1.6;

3.10	Overseas insolvency: no foreign main insolvency proceeding has been recognised in Great Britain under the Cross-Border Insolvency Regulations 2006 (and it is not possible to conduct a central search in Great Britain in relation to any such proceedings) which would entitle actions in respect of any assets of Amcor UK and AGF the subject of those foreign proceedings to be taken in Great Britain;

3.11	Exchange Notes issued in accordance with the Documents: the Exchange Notes will have been duly prepared and completed in accordance with the provisions and arrangements contained or described in the Documents;

3.12	Capacity and authority relating to the Documents: each party to each of the Documents (other than Amcor UK and AGF) has the power and legal capacity to enter into, execute and deliver, perform and exercise its rights under such documents to which it is a party and each such document has been duly authorised, executed and, where applicable, delivered by all of the parties thereto (other than Amcor UK and AGF) in accordance with all applicable laws;

3.13	No breach: neither Amcor UK nor AGF will, by reason of the transactions contemplated by the Documents, be in breach of any of their obligations under any agreement, licence, authorisation, consent or similar document;

3.14	Misconduct etc.: no party to any of the Documents (and no individual employed by or acting on behalf of any such party) is, or will be, engaging in criminal, misleading, deceptive or unconscionable conduct or seeking to conduct any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of the Documents which might render the Indenture or any transaction contemplated thereby or any associated activity (including, without limitation, the issue or guarantee of the Exchange Notes) illegal, void or unenforceable;

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3.15	Entry into Documents: each party has entered into each of the Documents in pursuance of a commercial activity and the terms of each of the Documents have been freely negotiated by the parties thereto; and

3.16	No change to the Documents: there will be no other arrangements or relationships between any party to the Documents which modify, supersede or conflict with any of the terms of the Documents.

4.	OPINIONS

4.1	Based on the documents referred to in paragraph 1.5 and subject to the assumptions contained in paragraph 3 and to the qualifications contained in paragraph 5 and to any matters not disclosed to us, it is our opinion that:

4.1.1	Status: each of Amcor UK and AGF is a company duly incorporated with limited liability under English law and is capable of suing and being sued in its respective corporate name;

4.1.2	Capacity: each of Amcor UK and AGF has the power and legal capacity to enter into and perform its obligations under the Indenture and the execution and performance of its obligations under the Indenture will not contravene its respective constitutional documents referred to in paragraphs 1.4.4 and 1.4.5 (as applicable); and

4.1.3	Authority and execution: each of Amcor UK and AGF has taken all necessary corporate actions to authorise (i) the filing of the Registration Statement, (ii) the execution, performance and delivery of the Indenture and (iii) the guaranteeing of the Exchange Notes.

5.	QUALIFICATIONS

5.1	This opinion is subject to the qualifications contained in this paragraph 5.

5.2	Information in the Registration Statement: We have not investigated or verified the truth or accuracy of the information contained in the Registration Statement. We express no opinion as to whether the Registration Statement contains all the information required by U.S. Securities laws or the Securities and Exchange Commission.

5.3	Records: The records of the Registrar of Companies and the Insolvency and Companies List may not be complete, accurate or up to date. In particular, the Insolvency and Companies List may not contain details of moratoria applications filed, administration applications filed, or appointments recorded in or orders made by, district registries and county courts outside London.

5.4	Insolvency etc.: This opinion is subject to (i) all applicable limitations arising from bankruptcy, insolvency, liquidation, administration, reorganisation, moratorium, reconstruction or similar laws and (ii) all applicable general principles of law affecting the rights of creditors (whether secured or unsecured) generally.

5.5	Tax: We express no opinion as to the tax treatment of the Documents, the Exchange Notes, the transactions contemplated thereby or any other tax matters.

6.	ADDRESSEES AND RESPONSIBILITY

6.1	This opinion (which is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matters not specifically referred to herein) is addressed to you personally, is provided for your benefit and is provided solely pursuant to Item 601 of Regulation S-K of the Securities Act, as amended and cannot be relied on for any other purpose. This opinion is given on the basis that we have no obligation to notify any present addressee or future recipient of this opinion of any change in English law or its application after the date of this opinion.

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6.2	This opinion is given by Herbert Smith Freehills Kramer LLP which assumes liability for and is solely responsible for it.

7.	consent

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption "Legal Matters" in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, as amended.

Yours faithfully,

/s/ Herbert Smith Freehills Kramer LLP

Herbert Smith Freehills Kramer LLP

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